Filed Pursuant to Rule 424(b)(4)
Registration No. 333-254719

PROSPECTUS

Blonder Tongue Laboratories, Inc.

214,274 Shares
Common Stock

The selling securityholders named in this prospectus may use this prospectus to offer and resell from time to time up to 214,274 shares of our common stock, par value $0.001 per shar, issuable by us upon the exercise of certain outstanding warrants to purchase shares of our common stock. The warrants were issued to broker-dealers that served as our placement agents in connection with private placements of our securities in 2020 and 2021, or to persons affiliated with the broker-dealers, in partial consideration for the services provided by the broker-dealers. We are registering the offer and resale of the shares to satisfy certain of our obligations under the terms of the warrants. See “Selling Securityholders—Private Placements” for additional information.

We will not receive any of the proceeds from the sale of the shares by the selling securityholders.

You should read this prospectus, together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

The selling securityholders, or their permitted pledgees, assignees or other successors-in-interest, may offer or resell the shares from time to time through public transactions on the NYSE American or any other stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions, at fixed or negotiated prices. The selling securityholders may also sell the shares pursuant to Rule 144 under the Securities Act or any other available exemption from registration under the Securities Act rather than under this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to the sale of shares offered hereby, and all selling and other expenses incurred by them in connection with such sales. We will bear all costs, expenses and fees in connection with the registration of the shares offered hereby. For additional information on the methods of sale that may be used by the selling securityholders, see “Plan of Distribution” beginning on page 11 of this prospectus.

Our common stock is listed on the NYSE American under the symbol “BDR.” On May 18, 2021 the last reported sale price of our common stock on the NYSE American was $1.19 per share.

We also are registering on a “shelf” registration statement certain securities that we may offer from time to time in the future pursuant to the prospectus forming a part of that registration statement (including any prospectus supplement, the “Primary Offering Prospectus”), including common stock, preferred stock, warrants and units, in one or more offerings, up to an aggregate offering amount of $10,000,000 (although pursuant to applicable SEC rules, we may be limited to selling a lesser amount). We also have registered for resale pursuant to other registration statements additional shares of our common stock issuable upon exercise of certain warrants or the conversion of certain of our outstanding indebtedness. These securities may be sold by the holders of the securities from time to time in one or more transactions. Sales of our securities to be offered pursuant to this prospectus, the Primary Offering Prospectus and the prospectuses related to the other registration statements may result in more than one offering of our securities taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as those risk factors contained in the reports we file with the Securities and Exchange Commission (the “SEC”), that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in any of our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act using a “shelf” registration process. The selling securityholders named in this prospectus may resell, from time to time, in one or more offerings, the shares of common stock offered by this prospectus. Information about the selling securityholders may change over time. When the selling securityholders sell shares of common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling securityholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling securityholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus and any prospectus supplement to “Blonder Tongue,” the “Company,” “we,” “us,” “our,” or similar references refer to Blonder Tongue Laboratories, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding our ability to continue as a going concern, our ability to maintain the listing of our shares on the NYSE American and the status of our efforts to obtain forgiveness of our PPP loan and eligibility for such forgiveness. Readers also should carefully review the risk factors we describe in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We undertake no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in these forward-looking statements.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference.”

Blonder Tongue Laboratories, Inc.

Blonder Tongue was incorporated in November 1988, under the laws of Delaware as GPS Acquisition Corp. for the purpose of acquiring the business of Blonder-Tongue Laboratories, Inc., a New Jersey corporation, which was founded in 1950 by Ben H. Tongue and Isaac S. Blonder to design, manufacture and supply a line of electronics and systems equipment principally for the private cable industry. Following the acquisition, we changed our name to Blonder Tongue Laboratories, Inc. Blonder Tongue completed the initial public offering of its shares of common stock in December 1995.

Today, Blonder Tongue is a technology research and development (“R&D”) company with U.S.-based manufacturing, that delivers a wide range of products and services to major telecommunications, cable and fiber optic service delivery operators, as well as broadcasters and media production companies. For over 70 years, our products have provided the latest technology for telecom company Central Offices (COs), cable operator headends, broadcaster studios (together “Telecom”), as well as to lodging/hospitality, multi-dwelling units/apartments (“MDU”) and a range of business to business (“B-B”) customers at a wide range of locations including university campuses, healthcare/hospitals, fitness centers, government facilities, military bases, prisons, airports, sports stadiums/arenas, entertainment venues/casinos, retail stores, and smallmedium businesses. These applications are also variously described as commercial, institutional, and/or enterprise environments and will be referred to herein collectively as “CIE.” The customers we serve also include business entities distributing and installing private data delivery, broadband and video networks in these environments, including the world’s largest cable television operators, telecommunications providers and satellite providers, as well as integrators, architects, engineers or the next generation of Internet Protocol Television (“IPTV”) streaming video service providers.

We continue to be focused on the needs of an expanding group of customers, providing high quality, ultra-high reliability technology products to meet their needs and supporting those products following deployment. For over 70 years we have provided innovative solutions based on continually advancing technology. Since our founding, Blonder Tongue has continued to keep abreast of evolving technologies, from analog to digital television, Hybrid-Fiber Coax (“HFC”) networks with Quadrature Amplitude Modulation (“QAM”) edge devices, High Definition (“HD”) and Ultra HD (“4K”) and (“UHD”) encoding and transcoding, IPTV processing and distribution, multiscreen Adaptive Bit Rate (“ABR”) technologies and high-speed data delivery technologies.

Beginning in January 2020, Blonder Tongue has been implementing a strategic plan to improve operating results towards increasing shareholder value. This plan consists of:

o	Adapting operating expenses in line with expected revenue and income levels.

o	Focusing R&D on short-term high confidence opportunities with compelling ROI.

o	Expanding sales and marketing efforts directly to service operators.

o	Streamlining manufacturing operations and simplifying product offerings.

o	Increasing gross margins.

In 2019, Blonder Tongue initiated a consumer premise equipment (“CPE”) sales initiative. The products sold in 2019 comprise primarily Android-based IPTV set top boxes targeted to the Tier 2 and Tier 3 telecommunications and fiber optics-based service providers. Total CPE product sales, including product accessories and replacement parts, were $4,165,000 in 2020 and $3,977,000 in 2019.

Like many businesses throughout the United States and the world, we have been affected by the COVID-19 outbreak. Because there are daily developments regarding the outbreak, we are continually assessing the current and anticipated future effects on our business, including how these developments are impacting or may impact our customers, employees and business partners. In our core CIE business, we have experienced a noticeable decline in sales, as many of our customers have significantly reduced their business operations. In our CPE business we have experienced a more substantial reduction in sales, again as a result of our customers’ significant decrease in their business activities. With uncertainties surrounding the extent to which the COVID-19 outbreak will affect the economy generally, and our customers and business partners in particular, it is impossible for us to predict when conditions will improve to the point that we can reasonably forecast when our sales might return to historical levels. However, we are currently taking steps to significantly reduce our expenses, including adjustments in our staffing (in the form of furloughs) and reductions in manufacturing activities, which we believe will improve our ability to continue our operations at current levels and meet our obligations to our customers.

Our manufacturing is allocated primarily between its facility in Old Bridge, New Jersey (“Old Bridge Facility”) and key contract manufacturing located in the People’s Republic of China (“PRC”) as well as South Korea, Taiwan and Ohio. We currently manufacture most of our digital products, including the NXG product line and latest encoder, transcoder and EdgeQAM collections at the Old Bridge Facility. Since 2007 we have transitioned and continue to manufacture certain high volume, labor intensive products, including many of our analog and other products, in the PRC, pursuant to manufacturing agreements that govern the production of products that may from time to time be the subject of purchase orders submitted by (and in the discretion of) Blonder Tongue. Although we do not currently anticipate the transfer of any additional products to the PRC or other countries for manufacture, we may do so if business and market conditions make it advantageous to do so. Manufacturing products both at the Old Bridge Facility as well as in the PRC, South Korea, Taiwan and Ohio enables Blonder Tongue to realize cost reductions while maintaining a competitive position and time-to-market advantage.

The Company may, from time to time, provide manufacturing, research and development and product support services for other companies’ products. In 2015, the Company entered into an agreement with VBrick Systems, Inc. (“VBrick”) to provide procurement, manufacturing, warehousing and fulfillment support to VBrick for a line of high-end encoder products and sub-assemblies. Sales to VBrick of encoder products were approximately $145,000 and $602,000 in 2020 and 2019, respectively. Sales to VBrick for sub-assemblies were not material in 2020 or 2019.

Trading Market

Our common stock is listed on the NYSE American under the symbol “BDR.” None of our other outstanding securities are listed on any national securities exchange. If we do list any of our other securities on a securities exchange, that information will be provided in the applicable prospectus supplement.

Other Potential Offerings

In addition to the shares we are registering for resale by the selling securityholders, we also are registering on a “shelf” registration statement certain securities that we may offer from time to time in the future pursuant to the Primary Offering Prospectus, including common stock, preferred stock, warrants and units, in one or more offerings, up to an aggregate offering amount of $10,000,000 (although pursuant to applicable SEC rules, we may be limited to selling a lesser amount). We also have registered for resale pursuant to other registration statements additional shares of our common stock issuable upon exercise of certain warrants or the conversion of certain of our outstanding indebtedness. These securities may be sold by the holders of the securities from time to time in one or more transactions. The exercise prices of the warrants held by the selling securityholders identified in this prospectus range from $0.55 to $1.25 per share. he exercise price of our other outstanding warrants is $1.25 per share, and the conversion prices of our convertible indebtedness range from $0.55 to $1.00. Sales of our securities to be offered pursuant to this prospectus by the selling securityholders, the Primary Offering Prospectus and the prospectuses related to the other registration statements may result in more than one offering of our securities taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our securities.

Corporate Information

Our principal executive offices are located at One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000. Our Internet address is www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

Summary of the Offering

Common Stock Offered by the Selling Securityholders	Up to 214,274 shares of common stock issuable by us upon the exercise of the warrants issued to the selling securityholders.

Selling Securityholders	All of the shares of common stock are being offered by the selling securityholders named herein. See “Selling Securityholders” on page 5 of this prospectus for more information on the selling securityholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering. If the warrants are exercised for cash, we will receive the proceeds from the exercise of such warrants.

Registration Rights	The terms of the warrants provided the holders with “piggyback” registration rights. The registration statement, of which this prospectus forms a part, registers the shares of common stock issuable by us upon exercise of the warrants for resale by the selling securityholders. We have agreed to keep this prospectus effective for use by the selling securityholders until Rule 144 or another similar exemption under the Securities Act is available for the resale of the shares by the holders.

Plan of Distribution

The selling securityholders named in this prospectus, or their permitted pledgees, assignees or other successors-in-interest, may offer or resell the shares of common stock from time to time through public transactions on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions, at fixed or negotiated prices. The selling securityholders may also sell the shares under Rule 144 under the Securities Act or any other available exemption from registration under the Securities Act rather than under this prospectus.

See “Plan of Distribution” beginning on page 11 of this prospectus for additional information on the methods of sale that may be used by the selling securityholders.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as those risk factors contained in the reports we file with the SEC, that are incorporated or deemed to be incorporated by reference in this prospectus, to read about other risk factors you should consider before making a decision to invest in the common stock.

NYSE American Symbol	“BDR”

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline, and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus and any prospectus supplement.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling securityholders, and we will not receive any proceeds from the sale of these shares of common stock. If the warrants are exercised for cash, we will receive the proceeds from the exercise of such warrants.

SELLING SECURITYHOLDERS

Private Placements

In connection with private placements of our securities in 2020 and 2021, we issued warrants to purchase shares of our common stock to the broker-dealers serving as placement agents in connection with those transactions, or to persons affiliated with those broker-dealers, in partial consideration for the services provided by the broker-dealers. In May 2020, in connection with a private placement of convertible subordinated debt, we issued a warrant to purchase 22, 273 shares of our common stock at an exercise price of $0.55 per share to VFT Special Ventures, Ltd. (VFT”), which is affiliated with the placement agent assisting us in that transaction, Emerging Growth Equities, Ltd. (“EGE”). In December 2020, in connection with a private placement of our common stock and warrants, we issued (i) a warrant to purchase 12,500 shares of our common stock at an exercise price of $0.70 per share and a warrant to purchase 6,250 shares of our common stock at an exercise price of $1.25 per share to VFT, (ii) a warrant to purchase 13,125 shares of our common stock at an exercise price of $0.70 per share and a warrant to purchase 6,563 shares of our common stock at an exercise price of $1.25 per share to Carter, Terry and Company, Inc. (“Carter Terry”) and (iii) a warrant to purchase 74,375 shares of our common stock at an exercise price of $0.70 per share and a warrant to purchase 37,188 shares of our common stock at an exercise price of $1.25 per share to Adam Cabibi, who is affiliated with Carter Terry. EGE and Carter Terry served as our placement agents in this transaction. In January 2021, in connection with a private placement of convertible subordinated debt, we issued a warrant to purchase 42,000 shares of our common stock at an exercise price of $1.00 per share to VFT. EGE served as our placement agent in this transaction.

The matters summarized above are further described in our Current Reports on Form 8-K filed with the SEC on April 27, 2020, December 16, 2020 and February 1, 2021. We urge you to review those filings for additional information.

Information About Selling Securityholder Offering

The shares of common stock being offered by the selling securityholders are those that are issuable by us to the selling securityholders upon exercise of the warrants described above in “—Private Placements.” We are registering the shares of common stock in order to permit the selling securityholders to offer the shares for resale from time to time following the issuance of shares to them in connection with the exercise of the warrants. Except for the investment banking services described in “—Private Placements” and their ownership of the warrants, the selling securityholders have not had any material relationship with us within the past three years.

The table below lists the selling securityholders and other information regarding the beneficial ownership of shares of our common stock by each of the selling securityholders. The second column lists the number of shares of common stock beneficially owned by each selling securityholder as of April 15, 2021, based on the selling securityholder’s ownership of warrants, assuming full exercise of the warrants held by such selling securityholder, without regard to any conditions to or limitations on exercises. The third column lists the shares of common stock being offered by this prospectus by the selling securityholders. The fourth column assumes the sale of all of the shares offered by the selling securityholders pursuant to this prospectus. The selling securityholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

Name of Selling Securityholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Adam Cabibi(1)	111,563	111,563	0

Carter, Terry & Co., Inc.(2)	19,688	19,688	0

VFT Special Ventures, Ltd.(3)	83,023	83,023	0

(1)	The selling securityholder’s address is 4310 Hammerstone Ct., Norcross, GA 30092.

(2)	Timothy J. Terry has sole voting and dispositive power over the securities held for the account of this selling securityholder. The selling securityholder’s address is 3060 Peachtree Road, Atlanta, GA 30305.

(3)	Gregory J. Berlacher has sole voting and dispositive power over the securities held for the account of this selling securityholder. The selling securityholder’s address is One Town Place, Suite 200, Bryn Mawr, PA 19010.

DESCRIPTION OF SECURITIES

The following description summarizes the material terms of the common stock that may be offered and sold by the selling securityholders under this prospectus. The following description provides a summary of the terms of our common stock, but does not purport to be complete and is subject to and qualified by reference to our certificate of incorporation and bylaws, as amended to date, which have been filed with or incorporated by reference in the registration statement of which this prospectus is a part.

The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. These documents are available as described under the heading “Where You Can Find More Information.”

General

Our certificate of incorporation authorizes the issuance of up to 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. The rights and preferences of the preferred stock may be established from time to time by our board of directors. As of April 16, 2021, there were 11,960,505 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Each holder of common stock is entitled to one vote per share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election if they so choose. All matters are decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and voting at any meeting of the stockholders during which a quorum is present, except as otherwise provided in our certificate of incorporation, our bylaws or by applicable law.

Because our certificate of incorporation permits our board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights that might limit the effect of the voting rights of holders of common stock.

Dividend Rights; Liquidation Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In addition, we may be party to one or more agreements, such as loan agreements and credit facilities, that will contractually limit our ability to pay dividends.

Because our certificate of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends.

We have followed and presently intend to continue following a policy of retaining earnings, if any. We have not historically declared or paid dividends on our common stock, and we do not expect to do so in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our common stock, and other factors deemed relevant by our board of directors.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Redemption, Preemptive Rights and Repurchase Provisions

Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption, repurchase or sinking fund provisions applicable to the common stock. Discretionary repurchases of our common stock may be subject to contractual prohibitions or limitations, including prohibitions or limitations included in loan agreements and credit facilities.

Potential Effects of Issuance of Preferred Stock

Under the terms of our certificate of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series. Each such series of preferred stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with a variety of corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The effects of issuing preferred stock could include one or more of the following:

●	decreasing the amount of earnings and assets available for distribution to holders of common stock;

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying, deferring or preventing changes in our control or management.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following transactions more difficult:

●	acquisition of us by means of a non-negotiated tender offer or similar transaction;

●	a change of control by means of a proxy contest or other; or

●	removal of our incumbent directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Provisions of Our Governing Documents. Our certificate of incorporation and bylaws include provisions that may have the effects summarized above. These provisions:

●	empower our board of directors, without stockholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;

●	divide our board of directors into three classes serving staggered three-year terms;

●	restrict the ability of stockholders to remove directors;

●	prohibit action by the stockholders without a stockholder meeting;

●	eliminate cumulative voting in elections of directors;

●	require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;

●	require advance notice of nominations for the election of directors and the presentation of stockholder proposals at meetings of stockholders; and

●	allow the board of directors to increase or decrease the number of directors.

Provisions of Applicable Law – Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an “interested stockholder” unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

●	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Limitation of Liability and Indemnification

Section 145 of the DGCL allows us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further allows us to indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in our favor, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Section 102(b)(7) of the DGCL permits us to include in our certificate of incorporation a provision eliminating or limiting the personal liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors shall not be liable to Blonder Tongue or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. In addition, our certificate of incorporation and our bylaws each include provisions requiring us to indemnify directors and officers to the fullest extent permitted by the DGCL. Our certificate of incorporation and bylaws provide that any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of ours, is or was serving at our request as a director or officer of another corporation or enterprise, including service with respect to an employee benefit plan, shall be indemnified by us against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized from time to time by the DGCL. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent.

We have obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to us with respect to payments which we may make to our directors and officers pursuant to the indemnification provisions summarized above or otherwise as a matter of law.

We also have entered into indemnification agreements with our directors and officers. The indemnification agreements provide directors and officers with further indemnification to the maximum extent permitted by the DGCL.

We believe that the foregoing policies and provisions of our governing documents are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on the NYSE American under the symbol “BDR.”

Transfer Agent

American Stock Transfer & Trust Company, LLC serves as the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

Each selling securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses we incur incident to the registration of the securities. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep this prospectus effective for use by the selling securityholders until Rule 144 or another similar exemption under the Securities Act is available for the resale of the shares by the holder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Blonder Tongue Laboratories, Inc. as of and for the years ended December 31, 2020 and 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing and includes, as set forth in their report thereon, an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus or any prospectus supplement and information incorporated by reference into this prospectus or any prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 25, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on January 11, 2021, February 1, 2021, March 5, 2021, March 11, 2021 and April 7, 2021; and

●	The description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on October 12, 1995, including any amendments or reports filed for the purpose of updating such description

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules).

Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Eric Skolnik, Senior Vice President and Chief Financial Officer, Blonder Tongue Laboratories, Inc, One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000 or by visiting our website at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we maintain a website that contains information about us, including documents we have filed with the SEC, at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. The registration statement may contain additional information that may be important to you. You may obtain a copy of the registration statement and the exhibits and schedules from the SEC at the SEC’s website or from us at our address listed above. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Blonder Tongue Laboratories, Inc.

214,274 Shares

Common Stock

PROSPECTUS

May 19, 2021